Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Form S-3 Registration Statement on Form S-1 of our reports dated March 2, 2005 relating to the financial statements and financial statement schedule of Mechanical Technology Incorporated, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Albany, New York

March 21, 2005